Maxim Series Fund, Inc. and
                           GW Capital Management, LLC

                     AMENDED AND RESTATED CODE OF ETHICS FOR
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS

                                   May 1, 2003


         Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.
         This Amended and Restated Code of Ethics is intended to provide guidance to Access Persons of Maxim Series Fund, Inc. ("Maxim") and GW Capital Management, LLC ("Capital Management") in the conduct of their investments in order to reduce the possibility of securities transactions that place, or appear to place, such persons in conflict with the interests of Maxim or Maxim's shareholders.


A. RULE 17j-1 -- GENERAL ANTI-FRAUD PROVISIONS.

         It is unlawful for affiliated persons of Maxim or Capital Management in connection with their purchase or sale, directly or indirectly, of a Security Held or to be Acquired by Maxim, to engage in any of the following acts, practices or courses of business:

1. employ any device, scheme, or artifice to defraud Maxim;

         2. make to Maxim any untrue statement of a material fact or omit to state to Maxim a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Maxim; and

         4.       engage in any manipulative practice with respect to Maxim.


B. DEFINITIONS.

1. Access Persons. The term "Access Person" means any officer, director, manager or Advisory Employee of Maxim or Capital Management.


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2. Advisory  Employee.  The term "Advisory  Employee"  means (a) any employee of
Maxim or Capital Management who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by or on behalf of Maxim or (b) any employee of Maxim
or   Capital   Management   whose   functions   relate  to  the  making  of  any
recommendations with respect to such purchases or sales. "Advisory Employee" includes, to the same extent, any individual or employees of any company that is in a control relationship with Maxim or Capital Management.

3. Beneficial Ownership. "Beneficial Ownership" generally means any direct or indirect pecuniary interest in a security. "Beneficial Ownership" includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with him or not, as well as accounts of another person (individual, director, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate.

4. Being Considered for Purchase or Sale. A security is "Being Considered for Purchase or Sale" when a recommendation to purchase or sell the security has been made and communicated by an Advisory Employee in the course of his duties. With respect to the person making the recommendation, a security is "Being Considered for Purchase or Sale" when the person seriously considers making such a recommendation.

5. Covered Security. The term "Covered Security" means, in general, any interest or instrument commonly known as a "security," except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. For these purposes, "high quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

6. Designated Supervisory Persons. Richard Schultz and Beverly Byrne are "Designated Supervisory Persons" of Maxim and Capital Management. They have the authority to grant or deny pre-clearance approval of transactions in securities by Access Persons, and to monitor the activities of Access Persons as indicated herein.

7. Independent Director of Maxim. The term "Independent Director of Maxim" means a director of Maxim who is not an "interested person" of Maxim or Capital Management.

8. Independent Manager of Capital Management. The term "Independent Manager of Capital Management" means a manager of Capital Management who satisfies the requirements for an exemption from Rule 17j-1(d)(2)(ii) as discussed in the no-action letter (Reference Number 200051298) issued by the Securities and Exchange Commission on August 8, 2000.

9. Investment Personnel. "Investment Personnel" means (i) all personnel of Maxim or Capital Management, or of any company in a control relationship to Maxim or Capital Management, who, in connection with his regular duties, makes or participates in making recommendations regarding the purchase and sale of securities by Maxim; or (ii) any natural person who controls Maxim or Capital Management and who obtains information concerning recommendations made to Maxim regarding the purchase or sale of securities by Maxim.

10. Portfolio Manager. The term "Portfolio Manager" means the person or persons entrusted with the direct responsibility and authority to make investment decisions affecting a Maxim portfolio, and who, therefore, may be the best informed about such portfolio's investment plans or interests.

11. Security Held or to be Acquired. "Security Held or to be Acquired" by Maxim means:

i. any Covered Security which, within the most recent fifteen (15) calendar days:

a. is or has been held by Maxim; or

b. is being or has been considered by Maxim or Capital Management for purchase by Maxim; and

ii. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in subparagraph i of this paragraph.


                 C. PROHIBITED TRANSACTIONS AND PRE-CLEARANCE.

1. Prohibited Transactions for Portfolio Managers. Portfolio Managers may not buy or sell a security within seven (7) calendar days before or after the particular Maxim portfolio that he or she manages trades in a security of the same issuer.

2. Prohibited Transactions for Investment Personnel. Investment Personnel may not acquire any direct or indirect beneficial interest in any security made available in an initial public offering or limited offering, without obtaining pre-clearance as described in this Section, unless the transaction is exempt under Section D of this Code.

3. Pre-Clearance. Pre-clearance must be obtained from a Designated Supervisory Person before entering into a transaction described in paragraph 2 of this Section. When requesting pre-clearance, each person should note that:

a.  all  requests  for  pre-clearance   must  be  in  writing  on  the  standard
Pre-Clearance Form (see attached sample of the form); and

b. pre-clearance of a securities transaction is effective for three (3) business days from and including the date clearance is granted.

4. Denial of Pre-Clearance. Pre-clearance will be denied if the Designated Supervisory Person determines that the security is being made available in an initial public offering or limited offering and:

a. is Being Considered for Purchase or Sale by Maxim;

b. has been purchased or sold by Maxim within the prior two business days;

c. is being purchased or sold on behalf of Maxim. In this instance, "sold" includes an order to sell that has been entered but not executed; or

d. the granting of pre-clearance would be inconsistent with the purposes of this Code. If a pre-clearance request is denied for this reason, the Designated Supervisory Person will provide a written explanation.

5. Granting of Pre-Clearance. Pre-clearance will be granted if the Designated Supervisory Person determines that the transaction:

a. is not potentially harmful to Maxim;

b. would be highly unlikely to affect the market in which Maxim's portfolio securities are traded; and

c. clearly is not related economically to the securities to be purchased, sold, or held by Maxim, and the decision to purchase or sell the security is not the result of material non-public information obtained in the course of the person's relationship with Maxim or Capital Management.


D.                         EXEMPT TRANSACTIONS.

         The prohibitions of Section C do not apply to:

1. purchases or sales effected in any account over which the person has no direct or indirect influence or control, or in any account of the person which is managed on a discretionary basis by a person other than that person and, with respect to which the person does not in fact influence or control purchase or sale transactions;

2. purchases or sales of securities which are not eligible for purchase or sale by Maxim;

3. purchases or sales which are non-volitional on the part of the person or Maxim;

4. purchases which are part of an automatic dividend reinvestment plan;


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5. purchases  effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

6. any securities transaction, or series of related transactions, involving five hundred (500) shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.


E. REPORTING REQUIREMENTS.

Every Access Person must obtain a copy of the required form of initial, quarterly and annual reports from a Designated Supervisory Person.

1. Access Person Reports. Every Access Person must make the following reports to a Designated Supervisory Person for Maxim and Capital Management:

a. Initial Holdings Report. No later than ten (10) days after becoming an Access Person, an Access Person must report the following information:

i. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

ii. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

iii. the date that the report is submitted by the Access Person.

b. Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information:

i. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

A. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

B. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

C. the price of the Covered Security at which the transaction was effected;

D. the name of the broker, dealer, or bank with or through whom the transaction was effected; and

E. the date that the report is submitted.

iii. With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

A. the name of the broker, dealer or bank with whom the Access Person established the account;

B. the date the account was established; and

C. the date that the report was submitted.

c. Annual Holding Reports. No later than thirty (30) days after the end of every calendar year, an Access Person must report the following information (which must be current as of December 31 of the calendar year for which the report is being submitted):

i. the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

ii. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

iii. the date that the report is being submitted.

2. No Holdings or Transactions to Report. If an Access Person has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report, nor transactions to report on any Quarterly Transaction Report, the Access Person must nevertheless submit the appropriate Report stating that the Access Person had no holdings or transactions (as appropriate) to report and the date the report is submitted.

3. Copies of Confirmations and Period Account Statements. Each Access Person may direct every broker or dealer through whom the Access Person effects any securities transactions to deliver to a Designated Supervisory Person, on a timely basis, duplicate copies of confirmations of all the Access Person's securities transactions and copies of periodic statements for all of the Access Person's securities accounts.


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4. Exceptions From Reporting Requirements.

a. A person need not make any of these reports with respect to transactions for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

b. An Independent Director of Maxim who would be required to make a report only because he is a director of Maxim, or an Independent Manager of Capital Management who would be required to make a report only because he is a manager of Capital Management, need not make:

i. An Initial Holdings Report or an Annual Holdings Report; and

ii. A Quarterly Transaction Report, unless the Independent Director of Maxim or the Independent Manager of Capital Management knew or, in the ordinary course of fulfilling his or her official duties as a director of Maxim or manager of Capital Management, as applicable, should have known that during the 15-day period immediately before or after the Independent Director of Maxim's or Independent Manager of Capital Management's transaction in a Covered Security, Maxim purchased or sold the Covered Security, or Maxim or Capital Management considered purchasing or selling the Covered Security.

c. An Access Person need not make a Quarterly Transaction Report if the confirmations or periodic account statements delivered to the Designated Supervisory Person under Section E.3 are received within the time period required by this Code and provided that all information required by this Code is contained in such confirmations or account statements.

d. An Access Person is not required to make a Quarterly Transaction Report with respect to the "exempt transactions" described in Section D of this Code.

e. An Access Person need not make a quarterly report to Capital Management where such report would duplicate information recorded pursuant to the rules under the Investment Advisers Act of 1940 requiring the maintenance of certain books and records, Rules 204-2(a)(12) and 204-2(a)(13).


F. ANNUAL CERTIFICATION OF COMPLIANCE.

         At the time of submission of Annual Holding Reports, all Access Persons must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the obtaining of pre-clearance for securities transactions and the submission of all required reports. When a person becomes an Access Person, that person will be given a copy of the Code. Within a reasonable time (as determined by a Designated Supervisory Person) after being given the Code, that person must certify that he or she has had an opportunity to ask questions, has read and understands the Code, and agrees to comply with the Code. All Access Persons will be given a copy of any amendment to the Code. Within three months after the amendment becomes effective, all Access Persons must certify that they have received a copy of the amendment, that they have had an opportunity to ask questions, and that they understand the Amendment and agree to comply with the amendment.


G. OTHER DUTIES OF AND RESTRICTIONS ON ACCESS PERSONS.

1. Initial Public Offerings and Limited Offerings. Any Access Person who has purchased or sold any securities in an initial public offering or a limited offering is required to disclose that transaction at the time such Access Person is seeking pre-clearance of future transactions involving the securities of that issuer.

2. Gratuities. No Access Person may receive any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of Maxim.

3. Service as a Director or Trustee. No Access Person may serve on the board of a publicly traded company without prior authorization. Such authorization must be based on a determination that such service is consistent with the interests of Maxim and Maxim's shareholders.

4. Confidentiality. No Access Person may reveal to any other person (except in the normal course of his duties on behalf of Maxim or Capital Management) any information regarding securities transactions made or being considered by or on behalf of Maxim.


H. CONFIDENTIAL TREATMENT.

         All reports and other records required to be filed or maintained under this Code will be treated as confidential.


I. INTERPRETATION OF PROVISIONS.

         The Board of Directors of Maxim (the "Board") and management of Capital Management may, from time to time, adopt such interpretations of this Code as such Board and management deem appropriate, provided that the Board approves any material changes to this Code.


J. AMENDMENTS.

         Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment has been distributed to Access Persons by a Designated Supervisory Person, unless the Board or management of Capital Management (as appropriate) expressly determines that such amendment will become effective on an earlier date or should not be adopted.



                                   * * * * * *

         I have read the Amended and Restated Code of Ethics for the Maxim Series Fund, Inc. and GW Capital Management, LLC and understand it. I have had an opportunity to ask questions regarding the Code and I agree to comply fully with all of its provisions.



Date:                                    Signed:
      --------------------------                --------------------------------

                                   APPENDIX A

                                REVIEW OF REPORTS


         A Designated Supervisory Person for Maxim and Capital Management must review all reports submitted pursuant to Section E for the purpose of detecting and preventing a potential or actual violation of this Code.

1. A Designated Supervisory Person shall review an Initial Holdings Report within twenty (20) days of the date such Report is submitted by an Access Person.

2. A Designated Supervisory Person shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Access Person.

3. A Designated Supervisory Person shall review all reports to determine whether there has been a potential or actual violation of this Code.

4. A Designated Supervisory Person shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether a Designated Supervisory Person's review detected a potential or actual violation of this Code. If a Designated Supervisory Person detects a potential or actual material violation of this Code, a Designated Supervisory Person shall promptly inform management of Maxim or Capital Management (as applicable) in writing.

5. A Designated Supervisory Person promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the Designated Supervisory Person deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Access Person to divest any inappropriate securities holdings and recommending sanctions to the Board.

6. The Designated Supervisory Person shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

         A Designated Supervisory Person for Maxim or Capital Management (as appropriate) shall identify all Access Persons who are required to make reports under Section E and shall inform those Access Persons of their reporting obligation. Once informed of the duty to file reports, an Access Person has a continuing obligation to file such reports in a timely manner.

         No report required to be made under Section E shall be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

                                   APPENDIX B

                              REPORTS TO THE BOARD


         No later than the final regular meeting of the Board for each fiscal year of Maxim, a Designated Supervisory Person for Maxim and Capital Management shall furnish to the Board, and the Board shall consider, a written report that:

1. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

2. Certifies that Maxim and Capital Management have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

3. In considering the written report, the Board shall determine whether any action is required in response to the report.

         To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

                                   APPENDIX C

                                    SANCTIONS


         A Designated Supervisory Person of Maxim shall furnish to the Board reports regarding the administration hereof and summarizing any forms or reports filed hereunder. Upon the finding of a material violation of this Code, including the filing of false, incomplete, or untimely required reports, or the failure to obtain required pre-clearance, the Board may impose such sanctions as it deems appropriate, which may include censure, suspension, or termination of the employment of the violator. No Director may participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

         Similarly, it shall be the responsibility of Capital Management's Designated Supervisory Persons to receive and maintain all reports submitted by Access Persons and to use reasonable diligence and institute procedures reasonably necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovering a material violation of this Code involving any Access Person, such as those noted in the prior paragraph, it shall be the responsibility of Capital Management's Designated Supervisory Persons to report such violation to Capital Management's management. Capital Management's management may impose such sanctions against the Access Person determined to have violated this Code as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment, officership, or other position of the violator with Capital Management. No officer, director or manager of Capital Management may participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

                                   APPENDIX D

                          MATERIAL CHANGES TO THE CODE

         The Board authorizes Designated Supervisory Persons to make material changes as they deem reasonably necessary in order to prevent Access Persons from violating any provision of this Code.

         The Board, including a majority of the Independent Directors, must approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

         The Board must base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct described in Section A of this Code.

                                   APPENDIX E

                                RECORD RETENTION

         Maxim and Capital Management must maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange
Commission:

     1. Retention of Code. A copy of this Code and any Code that was in effect at any time within the past five years must be preserved in an easily accessible place.

     2. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation must be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

     3. Copy of Forms and Reports. A copy of each Pre-Clearance Form and each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report prepared and submitted by an Access Person pursuant to this Code must be preserved by a Designated Supervisory Person for Maxim or Capital Management, as appropriate, for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.

     3. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Initial Holdings Reports, Quarterly Transaction Reports, and Annual Holdings Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Reports must be maintained in an easily accessible place.

     4. Written Reports to the Board. A copy of each written report furnished to the Board under this Code shall be maintained for at least five years after the end of the Maxim fiscal year in which it is made, the first two years in an easily accessible place.

     5. Records Relating to Decisions Involving Initial Public Offerings and Limited Offerings. Maxim and Capital Management must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities made available in an initial public offering or limited offering for at least five years after the end of Maxim's fiscal year in which the approval is granted.

     6. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of Maxim at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

                           Greenwood Investments, LLC

                               CODE OF ETHICS FOR
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS


         Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.

         This Code of Ethics is intended to provide guidance to Access Persons of Greenwood Investments, LLC ("Greenwood") in the conduct of their investments in order to reduce the possibility of securities transactions that place, or appear to place, such persons in conflict with the interests of the Maxim Series Fund, Inc. ("Maxim") or Maxim's shareholders.


A. RULE 17j-1 -- GENERAL ANTI-FRAUD PROVISIONS.

         It is unlawful for affiliated persons of Maxim or Greenwood in connection with their purchase or sale, directly or indirectly, of a Security Held or to be Acquired by Maxim, to engage in any of the following acts, practices or courses of business:

1. employ any device, scheme, or artifice to defraud Maxim;

2. make to Maxim any untrue statement of a material fact or omit to state to Maxim a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Maxim; and

4. engage in any manipulative practice with respect to Maxim.


B. DEFINITIONS.

1. Access Persons. The term "Access Person" means any officer or director of Greenwood who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by Maxim, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to Maxim regarding the purchase or sale of Covered Securities.

2. Beneficial Ownership. "Beneficial Ownership" generally means any direct or indirect pecuniary interest in a security. "Beneficial Ownership" includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with him or not, as well as accounts of another person (individual, trustee, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate.

3. Being Considered for Purchase or Sale. A security is "Being Considered for Purchase or Sale" when a recommendation to purchase or sell the security has been made and communicated by an Advisory Employee in the course of his duties. With respect to the person making the recommendation, a security is "Being Considered for Purchase or Sale" when the person seriously considers making such a recommendation.

4. Covered Security. The term "Covered Security" means, in general, any interest or instrument commonly known as a "security," except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. For these purposes, "high quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

5. Designated Supervisory Persons. Richard Schultz and Beverly Byrne are "Designated Supervisory Persons" of Greenwood. They have the authority to monitor the activities of Access Persons as indicated herein.

6. Security Held or to be Acquired. "Security Held or to be Acquired" by Maxim means:

     i. any Covered Security which, within the most recent fifteen (15) calendar days:

a. is or has been held by Maxim; or

b. is being or has been considered by Maxim or GW Capital Management, LLC for purchase by Maxim; and

     ii. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in subparagraph i of this Section.


C. REPORTING REQUIREMENTS.

     Every Access Person must obtain a copy of the required form of initial, quarterly and annual reports from a Designated Supervisory Person.

1. Access Person Reports. Every Access Person must make the following reports to a Designated Supervisory Person for Greenwood:

a. Initial Holdings Report. No later than ten (10) days after becoming an Access Person, an Access Person must report the following information:

i. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

ii. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

iii. the date that the report is submitted by the Access Person.

b. Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information:

i. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

A. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

B. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

C. the price of the Covered Security at which the transaction was effected;

D. the name of the broker, dealer, or bank with or through whom the transaction was effected; and

E. the date that the report is submitted.

iii. With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

A. the name of the broker, dealer or bank with whom the Access Person established the account;

B. the date the account was established; and

C. the date that the report was submitted.

c. Annual Holding Reports. No later than thirty (30) days after the end of every calendar year, an Access Person must report the following information (which must be current as of December 31 of the calendar year for which the report is being submitted):

i. the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

ii. the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

iii. the date that the report is being submitted.

2. No Holdings or Transactions to Report. If an Access Person has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report, nor transactions to report on any Quarterly Transaction Report, the Access Person must nevertheless submit the appropriate Report stating that the Access Person had no holdings or transactions (as appropriate) to report and the date the report is submitted.

3. Copies of Confirmations and Period Account Statements. Each Access Person may direct every broker or dealer through whom the Access Person effects any securities transactions to deliver to a Designated Supervisory Person, on a timely basis, duplicate copies of confirmations of all the Access Person's securities transactions and copies of periodic statements for all of the Access Person's securities accounts.

4. Exceptions From Reporting Requirements.

a. A person need not make any of these reports with respect to transactions for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

b. An Access Person need not make a Quarterly Transaction Report if the confirmations or periodic account statements delivered to the Designated Supervisory Person under Section C.3 are received within the time period required by this Code and provided that all information required by this Code is contained in such confirmations or account statements.

c. An Access Person is not required to make a Quarterly Transaction Report with respect to the following:

1. purchases or sales effected in any account over which the person has no direct or indirect influence or control, or in any account of the person which is managed on a discretionary basis by a person other than that person and, with respect to which the person does not in fact influence or control purchase or sale transactions;

2. purchases or sales of securities which are not eligible for purchase or sale by Maxim;

3. purchases or sales which are non-volitional on the part of the person or Maxim;

4. purchases which are part of an automatic dividend reinvestment plan; and

5. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.


D. ANNUAL CERTIFICATION OF COMPLIANCE.

         At the time of submission of Annual Holding Reports, all Access Persons must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the submission of all required reports. When a person becomes an Access Person, that person will be given a copy of the Code. Within a reasonable time (as determined by a Designated Supervisory Person) after being given the Code, that person must certify that he or she has had an opportunity to ask questions, has read and understands the Code, and agrees to comply with the Code. All Access Persons will be given a copy of any amendment to the Code. Within three months after the amendment becomes effective, all Access Persons must certify that they have received a copy of the amendment, that they have had an opportunity to ask questions, and that they understand the Amendment and agree to comply with the amendment.


E. OTHER DUTIES OF AND RESTRICTIONS ON ACCESS PERSONS.

1. Gratuities. No Access Person may receive any gift or gratuity, other than one of de minimis value, from any person who does business with or on behalf of Maxim.

2. Service as a Director or Trustee. No Access Person may serve on the board of a publicly traded company without prior authorization. Such authorization must be based on a determination that such service is consistent with the interests of Maxim and Maxim's shareholders.

3. Confidentiality. No Access Person may reveal to any other person (except in the normal course of his duties on behalf of Greenwood) any information regarding securities transactions made or being considered by or on behalf of Maxim.


F. CONFIDENTIAL TREATMENT.

         All reports and other records required to be filed or maintained under this Code will be treated as confidential.


G. INTERPRETATION OF PROVISIONS.

         The management of Greenwood may, from time to time, adopt such interpretations of this Code as such management deems appropriate, provided that the Board of Directors of Maxim (the "Board") approves any material changes to this Code.


H. AMENDMENTS.

         Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment has been distributed to Access Persons by a Designated Supervisory Person, unless the management of Greenwood expressly determines that such amendment will become effective on an earlier date or should not be adopted.



                                   * * * * * *

         I have read the Code of Ethics for Greenwood Investments, LLC and understand it. I have had an opportunity to ask questions regarding the Code and I agree to comply fully with all of its provisions.



Date:                                   Signed:
      --------------------------                --------------------------------

                                   APPENDIX A

                                REVIEW OF REPORTS


         A Designated Supervisory Person for Greenwood must review all reports submitted pursuant to Section C for the purpose of detecting and preventing a potential or actual violation of this Code.

1. A Designated Supervisory Person shall review an Initial Holdings Report within twenty (20) days of the date such Report is submitted by an Access Person.

2. A Designated Supervisory Person shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Access Person.

3. A Designated Supervisory Person shall review all reports to determine whether there has been a potential or actual violation of this Code.

4. The Designated Supervisory Person shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether the Designated Supervisory Person's review detected a potential or actual violation of this Code. If a Designated Supervisory Person detects a potential or actual material violation of this Code, a Designated Supervisory Person shall promptly inform the management of Greenwood in writing.

5. A Designated Supervisory Person promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the Designated Supervisory Person deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Access Person to divest any inappropriate securities holdings and recommending sanctions to the Board.

6. A Designated Supervisory Person shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

         A Designated Supervisory Person for Greenwood shall identify all Access Persons who are required to make reports under Section C and shall inform those Access Persons of their reporting obligation. Once informed of the duty to file reports, an Access Person has a continuing obligation to file such reports in a timely manner.

         No report required to be made under Section C shall be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

                                   APPENDIX B

                              REPORTS TO THE BOARD


         No later than the final regular meeting of the Board for each fiscal year of Maxim, a Designated Supervisory Person for Greenwood shall furnish to the Board, and the Board shall consider, a written report that:

1. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

2. Certifies that Greenwood has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         In considering the written report, the Board shall determine whether any action is required in response to the report.

         To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

                                   APPENDIX C

                                    SANCTIONS


         A Designated Supervisory Person of Greenwood shall furnish to the Board reports regarding the administration hereof and summarizing any forms or reports filed hereunder.

         Upon discovering a material violation of this Code involving any Access Person, including the filing of false, incomplete, or untimely required reports, it shall be the responsibility of Greenwood's Designated Supervisory Person to report such violation to Greenwood's management. Greenwood's management may impose such sanctions against the Access Person determined to have violated this Code as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment, officership, or other position of the violator with Capital Management. No officer, director or manager of Greenwood may participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

                                   APPENDIX D

                          MATERIAL CHANGES TO THE CODE

         The Board, including a majority of the Independent Directors, must approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

         The Board must base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct described in Section A of this Code.

                                   APPENDIX E

                                RECORD RETENTION

         Greenwood must maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

     1. Retention of Code. A copy of this Code and any Code that was in effect at any time within the past five years must be preserved in an easily accessible place.

     2. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation must be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

     3. Copy of Forms and Reports. A copy of each Initial Holdings Report, Quarterly Transaction Report, and Annual Holdings Report prepared and submitted by an Access Person pursuant to this Code must be preserved by a Designated Supervisory Person for Greenwood, for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.

     4. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Initial Holdings Reports, Quarterly Transaction Reports, and Annual Holdings Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Reports must be maintained in an easily accessible place.

     5. Written Reports to the Board. A copy of each written report furnished to the Board under this Code shall be maintained for at least five years after the end of the Maxim fiscal year in which it is made, the first two years in an easily accessible place.

     6. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of Greenwood at 8515 East Orchard Road, Greenwood Village, Colorado 80111.